                                 SCHEDULE 14 A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      FILED BY THE REGISTRANT /X/
      FILED BY A PARTY OTHER THAN THE REGISTRANT / /

      Check the appropriate box:

      / /        Preliminary Proxy Statement
      / /        Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                                 SELFCARE, INC.

------------------------------------------------------------------
         (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
           (2)  Aggregate number of securities to which transaction applies:
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           (4)  Proposed maximum aggregate value of transaction:
           (5)  Total fee paid:

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
           (2)  Form, Schedule or Registration Statement No.:
           (3)  Filing Party:
           (4)  Date Filed:

                                 SELFCARE, INC.
                              200 PROSPECT STREET
                          WALTHAM, MASSACHUSETTS 02453

                                          April 6, 2000

Dear Fellow Shareholders:

    You are cordially invited to attend the Annual Meeting of Shareholders on Tuesday, May 9, 2000, at 12:30 p.m. at the offices of Foley Hoag & Eliot LLP, One Post Office Square, Boston, MA 02109.

    At this year's Annual Meeting you will be asked to (i) elect the directors nominated by the Selfcare, Inc. Board of Directors; (ii) authorize and approve the amendment of the Company's Amended and Restated Certificate of Incorporation to change the name of the Company from Selfcare, Inc. to Inverness Medical Technology, Inc.; (iii) authorize and approve the increase of the number of shares of common stock, $0.001 par value per share, available for purchase by eligible employees of the Company through the Selfcare, Inc. Employee Stock Purchase Plan from 250,000 shares to 850,000 shares; and (iv) approve and adopt the Inverness Medical Technology, Inc. 2000 Stock Option and Grant Plan.

    THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF EACH OF THE ABOVE PROPOSALS IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH OF THE ABOVE PROPOSALS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF EACH OF THE ABOVE PROPOSALS.

    Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return your proxy card in the envelope provided. If your address on the accompanying material is incorrect, please forward a correction in writing to our Transfer Agent, EquiServe Limited Partnership, P.O. Box 8200, Boston, MA 02266-8200, or call (800) 426-5523.

    Your vote is important. We will appreciate a prompt return of your signed proxy card.

                                          Cordially,

                                          [LOGO]

                                          Ron Zwanziger
                                          CHAIRMAN, CHIEF EXECUTIVE OFFICER AND
                                          PRESIDENT

                                 SELFCARE, INC.
                              200 PROSPECT STREET
                          WALTHAM, MASSACHUSETTS 02453
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 2000
                            ------------------------

To the Shareholders of Selfcare, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (together with all adjournments and postponements thereof, the "Annual Meeting") of Selfcare, Inc. (the "Company") will be held Tuesday, May 9, 2000, at 12:30 p.m. at the offices of Foley Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109, for the following purposes:

    1. To elect three individuals to serve as Class I Directors of the Company's Board of Directors for a term of three years and until their respective successors have been duly elected and qualified;

    2. To consider and act upon a proposal to approve and adopt an amendment to the Company's Amended and Restated Certificate of Incorporation for the purpose of changing the name of the Company from Selfcare, Inc. to Inverness Medical Technology, Inc.;

    3. To consider and act upon a proposal to authorize and approve the increase of the number of shares of common stock, $.001 par value per share (the "Common Stock"), available for purchase by eligible employees of the Company through the Selfcare, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") from 250,000 shares to 850,000 shares;

    4. To consider and act upon a proposal to approve and adopt the Inverness Medical Technology, Inc. 2000 Stock Option and Grant Plan (the "2000 Option Plan") under which stock options, stock appreciation rights and stock awards with respect to 750,000 shares of Common Stock may be granted; and

    5. To transact such other business as may properly come before the Annual Meeting.

    The Board of Directors has fixed the close of business on March 10, 2000 as the record date for determining the shareholders having the right to receive notice of and to vote at the Annual Meeting. Only shareholders of record of the Company's Common Stock at the close of business on such date are entitled to notice of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available during ordinary business hours at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts 02109 and also at the Company's executive offices, 200 Prospect Street, Waltham, Massachusetts 02453, at least ten (10) days prior to the Annual Meeting, for examination by any Company shareholder for purposes germane to the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE NOMINATED DIRECTORS, "FOR" APPROVAL AND ADOPTION OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY WHICH WILL CHANGE THE NAME OF THE CORPORATION, "FOR" APPROVAL OF THE INCREASE OF THE NUMBER OF SHARES AVAILABLE FOR PURCHASE THROUGH THE STOCK PURCHASE PLAN AND "FOR" APPROVAL AND ADOPTION OF THE 2000 OPTION PLAN.

--------------------------------------------------------------------------------

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

--------------------------------------------------------------------------------

                                          By Order of the Board of Directors,
                                          Kenneth D. Legg, Ph.D.,
                                          SECRETARY

April 6, 2000

                                 SELFCARE, INC.
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 2000
                               THE ANNUAL MEETING

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Selfcare, Inc. (the "Company" or "Selfcare") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 9, 2000, at 12:30 p.m. at the offices of Foley Hoag & Eliot LLP, One Post Office Square, Boston, MA 02109 (including any adjournment or postponement thereof, the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying form of proxy to shareholders will be mailed on or about April 6, 2000.

PURPOSE OF THE ANNUAL MEETING

    At the Annual Meeting, all of the holders of the Company's common stock, par value $.001 per share (the "Common Stock"), will be asked to consider and vote upon the following matters:

    1. The election of three individuals to serve as Class I Directors of the Company's Board of Directors for a term of three years and until their respective successors have been duly elected and qualified (the "Election of Directors Proposal"). The Board of Directors has nominated Robert M. Oringer, Willard L. Umphrey and Ron Zwanziger for election as Class I Directors.

    2. To consider and act upon a proposal to approve and adopt an amendment to the Company's Amended and Restated Certificate of Incorporation for the purpose of changing the name of the Company from Selfcare, Inc. to Inverness Medical Technology, Inc. (the "Name Change Proposal");

    3. To consider and act upon a proposal to authorize and approve the increase of the number of shares available for purchase by eligible employees of the Company under the Selfcare, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") from 250,000 shares of Common Stock to 850,000 shares of Common Stock (the "Increase in Shares under Stock Purchase Plan Proposal");

    4. To consider and act upon a proposal to approve and adopt the Inverness Medical Technology, Inc. 2000 Stock Option and Grant Plan (the "2000 Option Plan") under which a committee of two or more non-employee directors would have the ability to grant stock options, stock appreciation rights, and stock awards with respect to 750,000 shares of Common Stock (the "2000 Option Plan Proposal"); and

    5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ELECTION OF DIRECTORS PROPOSAL, THE NAME CHANGE PROPOSAL, THE INCREASE IN SHARES UNDER STOCK PURCHASE PLAN PROPOSAL AND THE 2000 OPTION PLAN PROPOSAL.

RECORD DATE; VOTING RIGHTS; PROXIES

    Only holders of the Common Stock are entitled to receive notice of the Annual Meeting. As of the Record Date, the Company had 20,615,207 shares of Common Stock issued and outstanding. Shares held in the treasury of the Company are not considered outstanding. Each share of Common Stock is entitled to vote on all matters. No other class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.

    The address of the principal executive offices of the Company is 200 Prospect Street, Waltham, Massachusetts 02453, Telephone No. (781) 647-3900.

    All shares that are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Proxies which are executed but which do not contain any specific instructions will be voted in favor of the proposals contained herein. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed forms of proxy will have discretion to vote on such matters in accordance with their best judgment. Pursuant to the Company's By-laws, no notice of an adjourned meeting need be given other than announcement at the Annual Meeting of the hour, date and place to which the Annual Meeting is adjourned, except where the meeting is adjourned for 30 days or more.

    Proxies in the accompanying form, duly executed and returned to the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

    The Company will bear the costs of solicitation of proxies and of preparing, printing and mailing this Proxy Statement. Brokerage houses, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares held in their names. In addition to the solicitation of proxies by use of the mails, proxies may be solicited from holders of shares by directors, officers and employees of the Company.

QUORUM

    The holders of a majority of the votes represented by the issued and outstanding shares of Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Shares represented by executed proxies received by the Company will be counted for purposes of establishing a quorum, regardless of how or whether such shares are voted on any specific proposal.

    The inspector of elections appointed for the meeting will tabulate votes cast in person or by proxy at the meeting. The inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Broker non-votes (i.e., proxies on which a broker or nominee indicates that it does not have discretionary authority as to certain shares to vote on a particular matter) will also be considered as present for the purposes of determining the presence of a quorum, but unvoted with respect to that matter.

REQUIRED VOTE

    Proposal 1. In connection with the Election of Directors Proposal, the three nominees receiving the greatest number of votes cast by the holders of the Company's shares of Common Stock entitled to vote at the Annual Meeting will be elected as Class I Directors of the Company.

    Proposal 2. The affirmative vote of a majority of the issued and outstanding Common Stock is required to approve the Name Change Proposal.

    Proposals 3 and 4. The affirmative vote of a majority of the Common Stock votes cast at the Annual Meeting is required to approve the Increase in Shares under Stock Purchase Plan Proposal and the 2000 Option Plan Proposal.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 A VOTE FOR THE APPROVAL OF THE FOUR PROPOSALS.

                                   PROPOSAL 1
                         ELECTION OF DIRECTORS PROPOSAL

CLASSIFICATION OF THE BOARD OF DIRECTORS

    The Board of Directors is divided into three classes, each of whose members serve for a staggered three-year term. The Board of Directors is comprised of three Class I Directors (Messrs. Oringer, Umphrey and Zwanziger), two Class II Directors (Ms. Goldberg and Mr. Roberts) and two Class III Directors
(Messrs. Townsend and Levy).

    At each annual meeting of shareholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The current terms of the Class I Directors, Class II Directors and Class III Directors will expire upon the election and qualification of successor directors at the annual meetings of shareholders held following the end of the calendar years 1999, 2000 and 2001, respectively.

    The proxies granted by shareholders will be voted individually at the Annual Meeting for the election of the Class I Directors nominated by the Board of
Directors: Robert M. Oringer, Willard L. Umphrey and Ron Zwanziger. In the event that Mr. Oringer, Mr. Umphrey or Mr. Zwanziger shall be unable to serve, it is intended that the proxy will be voted for such other nominees, if any, as are designated by the Board of Directors. Messrs. Oringer, Umphrey and Zwanziger have each indicated to the Board of Directors of the Company that they will be available to serve as a member of the Board of Directors if elected.

DIRECTORS

NAME                                              AGE              POSITION           DIRECTOR SINCE
----                                            --------   ------------------------   --------------
Ron Zwanziger.................................   46               Chairman,             1992
                                                           Chief Executive Officer
                                                                and President
Carol R. Goldberg(1)..........................   69                Director             1992
John F. Levy(2)...............................   53                Director             1996
Robert M. Oringer.............................   40                Director             1998
Edward B. Roberts(2)..........................   64                Director             1992
Peter Townsend(2).............................   65                Director             1996
Willard L. Umphrey(1).........................   58                Director             1992

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    RON ZWANZIGER, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND
PRESIDENT. Mr. Zwanziger has served as the Company's Chairman, Chief Executive Officer and President since its inception in 1992. From 1981 to 1991, he was chairman and chief executive officer of MediSense, a medical device company.

    CAROL R. GOLDBERG, DIRECTOR. Ms. Goldberg has served on the Board of Directors of the Company since August 1992. Since December 1989, she has served as president of The AVCAR Group, Ltd., an investment and management consulting firm in Boston, Massachusetts. Ms. Goldberg is a director of America Service Group, Inc., a managed healthcare company, and The Gillette Company, a consumer products company.

    JOHN F. LEVY, DIRECTOR. Mr. Levy has served on the Board of Directors of the Company since August 1996. Since 1993, he has been an independent consultant. Mr. Levy served as president and chief executive officer of Waban, Inc., a warehouse merchandising company, from 1989 to 1993.

    ROBERT M. ORINGER, DIRECTOR. Mr. Oringer joined the Company's Board of Directors on February 18, 1998 upon the consummation of the Company's acquisition of Can-Am Care Corporation ("Can-Am"). He has served as President of Can-Am since he first joined that company in 1989. Can-Am is engaged in the distribution of diabetes care products, primarily to the U.S. retail market.

    EDWARD B. ROBERTS, DIRECTOR. Mr. Roberts has served on the Board of Directors of the Company since April 1992. He is the David Sarnoff Professor of Management of Technology at the Massachusetts Institute of Technology, where he has been a faculty member since 1963. Mr. Roberts was General Partner of Zero Stage Capital and First Stage Capital Equity Funds, two venture capital funds, from 1991 to 1999. Mr. Roberts was co-founder and chairman of Pugh-Roberts Associates, an international management consulting firm specializing in strategic planning and technology management, now a division of PA Consulting Group. He co-founded and is a director of Medical Information Technology, Inc., a producer of hospital information systems. He is a director of Advanced Magnetics, Inc., a medical imaging company, Pegasystems Inc., a developer of customer service management software, and NETsilicon, Inc., a developer of semiconductor devices and software.

    PETER TOWNSEND, DIRECTOR. Mr. Townsend has served on the Board of Directors of the Company since August 1996. Mr. Townsend served as chief executive officer and a director of Enviromed plc, a medical products company, from 1991 to 1995, when he retired.

    WILLARD L. UMPHREY, DIRECTOR. Mr. Umphrey has served on the Board of Directors of the Company since December 1992. He was the co-founder and, prior to his resignation on July 12, 1999, Chairman and President of the Quantitative Group of Funds, an investment management company. He also served as President and Treasurer of U.S. Boston Capital Corporation, a broker-dealer, prior to resigning on July 12, 1999.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

    The Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee, consisting of Ms. Goldberg and Mr. Umphrey, makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, establishes and approves salaries and incentive compensation for certain senior officers and employees, and administers the Company's stock option plans. The Audit Committee, consisting of Mr. Levy,
Mr. Townsend and Mr. Roberts, reviews the results and scope of the financial audit and other services provided by the Company's independent public accountants.

    The Board of Directors held eleven meetings during the last fiscal year. The Compensation Committee held two meetings and the Audit Committee held one meeting during the last fiscal year. The Board of Directors does not have a nominating committee or a committee serving a similar function.

    Employee directors are not entitled to cash compensation in their capacities as directors. As of September 14, 1999, non-employee directors became entitled to receive compensation at the rate of $1,333.00 per month beginning in August 1999. All of the directors are reimbursed for their expenses incurred in connection with their attendance at Board of Directors and committee meetings.

    In addition, on September 14, 1999, each non-employee director as of such date, namely Carol R. Goldberg, Willard L. Umphrey, John F. Levy, Jonathan J. Fleming, Peter Townsend and Edward B. Roberts, was awarded as additional compensation for their service as directors during the years 1999 and 2000 an option to purchase up to 16,000 shares of the Company's Common Stock at an exercise price equal to $2.8125 per share, the closing market price per share on the date of grant. These options were granted pursuant to the Selfcare, Inc. 1996 Amended and Restated Stock Option and Grant Plan (the "1996

Option Plan") and each such option vests in three equal annual installments so long as the non-employee director remains a member of the Board of Directors. Mr. Fleming resigned as a director as of February 1, 2000 and, consequently, the options granted to him as of September 14, 1999, have terminated.

    Each non-employee director was also given the right, within thirty days after September 14, 1999, to elect to receive an additional option to purchase up to 9,920 shares of Common Stock in lieu of cash compensation for the period September 1999 through December 2000, each such option to have an exercise price of $2.8125 and to vest in monthly installments of 620 options beginning on the last day of September 1999. The following non-employee directors opted to receive such an option in lieu of cash compensation: Carol R. Goldberg, Willard
L. Umphrey, John F. Levy and Edward B. Roberts. Finally, during 1999
Mr. Edwards and Ms. Goldberg were granted options to purchase 25,000 and 20,000 shares of Common Stock respectively, at exercise prices of $2.375 per share, and Mr. Edwards received a cash payment of $20,000, all in consideration of special services rendered to the Company over and beyond their duties as a director.

    Each non-employee director of the Company had previously been granted, pursuant to the 1996 Option Plan, an option to purchase 12,000 shares of Common Stock as of the date of the initial public offering (the "Initial Public Offering") at an exercise price equal to the initial public offering price. In addition, each new non-employee director elected after the date of the Initial Public Offering and before November 4, 1996, received an option to purchase 12,000 shares of Common Stock upon such director's election to the Board of Directors at an exercise price equal to the fair market value of the Common Stock on the date of grant.

    In addition, options and other awards may be granted to directors in the sole discretion of the Administrator of the 1996 Option Plan.

                                   PROPOSAL 2
                        APPROVAL OF NAME CHANGE PROPOSAL

    The Company has proposed the approval and adoption of an amendment to its Amended and Restated Certificate of Incorporation (the "Name Change Proposal") for the purpose of changing the legal name of the Company from "Selfcare, Inc." to "Inverness Medical Technology, Inc." The Name Change Proposal is proposed for approval and adoption by the holders of the Company's Common Stock.

BOARD OF DIRECTORS RECOMMENDATION; REASONS FOR THE NAME CHANGE PROPOSAL

    As of June 30, 1998, the Company entered into an settlement agreement with Medical Selfcare, Inc., under which the Company is obligated to phase out its use of the name and mark "Selfcare" prior to June 2001. The settlement resulted from a law suit filed by Medical Selfcare, Inc., seeking to bar the Company from using that name and mark. The Company already markets all of its products in the United States through its subsidiary, Inverness Medical, Inc. and has a major manufacturing and research and development subsidiary, Inverness Medical, Ltd. located in Inverness Scotland. The Board of Directors believes that the name "Inverness Medical Technology, Inc." better reflects the international scope and focus of the Company's operations. For these reasons, the Board of Directors believes that it is now in the best interest of the Company and its shareholders to change the name of the Company by amending its Amended and Restated Certificate of Incorporation to change the name of the Company to "Inverness Medical Technology, Inc."

DELAWARE STATE LAW VOTING REQUIREMENTS

    The Company is incorporated in the State of Delaware. The Delaware General Corporation Law requires the approval of a majority of shareholders entitled to vote to amend the Amended and Restated Certificate of Incorporation.

VOTE REQUIRED

    To approve the Name Change Proposal, the affirmative vote of a majority of the outstanding shares of Common Stock is required.

    The Board of Directors believes the Name Change Proposal is in the best interests of the Company and its shareholders, and accordingly, recommends that the shareholders vote "FOR" the approval and adoption of the Name Change Proposal.

                                   PROPOSAL 3
       APPROVAL OF INCREASE IN SHARES UNDER STOCK PURCHASE PLAN PROPOSAL

    The Company's Board of Directors recommends that the Stock Purchase Plan be amended to increase the number of shares of Common Stock that are available for purchase by eligible employees of the Company through the Stock Purchase Plan from 250,000 shares to 850,000 shares (the "Increase in Shares under Stock Purchase Plan Proposal"). The Company was unable to undertake an Offering (as defined below) under the Stock Purchase Plan for the period January 1, 2000, through June 30, 2000, because the number of shares remaining available under the Stock Purchase Plan was insufficient. Only 248 shares are currently available for the purchase of Common Stock under the Stock Purchase Plan. The proposed increase in the aggregate number of shares available for purchase under the Stock Purchase Plan will therefore allow the Company to conduct future Offerings under the Stock Purchase Plan with respect to 600,248 shares of its Common Stock.

    The Board of Directors recommends this action in order to continue to provide a source of participation in the Company's equity in order to attract and compensate talented personnel. The Board of Directors believes that because the Stock Purchase Plan provides employees with the ability to purchase shares of Common Stock at below market prices, the Stock Purchase Plan offers a valuable benefit to the Company's employees and constitutes a significant employment and performance incentive.

    Making an additional 600,000 shares of Common Stock available for issuance under the Stock Purchase Plan will result in additional potential dilution of the Company's outstanding Common Stock. As of March 10, 2000, 20,615,207 shares of Common Stock were outstanding and if all outstanding options and warrants were exercised, and if all of the outstanding shares of each series of the Company's convertible preferred stock were converted into Common Stock, the number of outstanding shares would increase to 30,713,478.

    Based solely on the closing price of the Common Stock as reported on the American Stock Exchange (the "AMEX") on March 10, 2000 of $8.5625 per share, the maximum aggregate market value of the 600,000 shares of Common Stock to be made available for issuance under the Stock Purchase Plan would be $5,137,500.

THE STOCK PURCHASE PLAN

    The Stock Purchase Plan, which is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the "Code"), authorizes the grant of options to purchase Common Stock to eligible employees during certain specified periods (each an "Offering"). Unless otherwise determined by the SPP Committee, as defined below, Offerings under the Stock Purchase Plan generally begin on January 1 and July 1 each year (each an "Offering Date") and terminate on the last business day occurring on or before the following June 30 and December 31, respectively (each an "Exercise Date").

    There were originally 250,000 shares of Common Stock made available for issuance upon the exercise of options granted under the Stock Purchase Plan. As of December 31, 1999, a total of 249,752 shares of Common Stock had been acquired by eligible employees through the exercise of options granted under the Stock Purchase Plan.

    PLAN ADMINISTRATION. The Stock Purchase Plan may be administered by the Board of Directors or by a committee appointed by the Board of Directors (in either case, the "SPP Committee"). The SPP Committee has full authority to make rules and regulations for the administration of the Stock Purchase Plan, and its interpretations and decisions with regard thereto shall be final and conclusive.

    ELIGIBILITY. All employees of the Company (including employees who are also directors of the Company) are eligible to participate in the Stock Purchase Plan, provided that as of the first day of the applicable Offering they are customarily employed by the Company or certain of its subsidiaries for more than twenty hours per week and have completed at least three months of employment. As of March 10, 2000, approximately 590 employees were eligible to participate in the Stock Purchase Plan.

    PARTICIPATION. Eligible employees elect to participate in the Stock Purchase Plan by submitting an enrollment form to their payroll location at least ten business days before any Offering. The enrollment form authorizes automatic payroll deductions ranging from two percent (2%) to ten percent (10%) of the employee's compensation. The Company will maintain book accounts showing all payroll deductions made by each participant. Unless an employee files a new enrollment form or withdraws from the Stock Purchase Plan, his or her deductions and purchases will continue at the same percentage of compensation for future Offerings.

    OPTIONS AND PURCHASE OF SHARES. Options granted to each participant in the Stock Purchase Plan during any Offering shall provide for a maximum of one thousand (1,000) shares of Common Stock, or such other maximum number as the SPP Committee shall have established prior to such Offering. The purchase price for each share purchased under an option will be 85% of the fair market value of the Common Stock on the Offering Date or the Exercise Date, whichever is less. Notwithstanding the foregoing, no employee may be granted an option under the Stock Purchase Plan if, immediately after the grant of options, such employee would own shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any subsidiary, after taking into account outstanding options and certain attribution rules. In addition, no employee may be granted an option under the Stock Purchase Plan which permits his or her rights to purchase stock under the Stock Purchase Plan and any other employee stock purchase plan of the Company or any subsidiary to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date) for each calendar year in which the option is outstanding at any time.

    Each participating employee as of each Exercise Date shall be deemed to have exercised his or her option on such date and shall acquire from the Company such number of whole shares of Common Stock as his or her accumulated payroll deductions on such date will purchase at the Option Price. Any amount remaining in an employee's account at the end of the Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering. Any other balance remaining in an employee's account at the end of an Offering will be promptly refunded.

    WITHDRAWAL AND TERMINATION OF EMPLOYMENT. An employee may withdraw from the Stock Purchase Plan by delivering written notice to his payroll location and thereafter the Company will promptly refund to him his or her entire account balance under the Stock Purchase Plan. Partial withdrawals are not permitted. Upon the termination of the employee's employment with the Company prior to the last day of an Offering for any reason, no payroll deduction will be taken from any amounts owing to such employee and the balance in his account will be paid to him or her or, in the case of death, to his or her designated beneficiary.

    AMENDMENT AND TERMINATION. The Stock Purchase Plan may be amended from time to time by the SPP Committee or the Board of Directors; provided, however, that without approval within twelve months of any such action by a majority of the shareholders entitled to vote thereon, no amendment shall be made that either increases the aggregate number of shares to be issued under the Stock Purchase Plan or makes any other change that would require shareholder approval in order for the Stock Purchase Plan to qualify as an "employee stock purchase plan" under Section 423(b) of the U.S. Tax Code. The Stock Purchase Plan may be terminated at any time by the SPP Committee. Upon any such termination all funds held in accounts of participants shall be promptly refunded.

OTHER PROVISIONS

    Rights under the Stock Purchase Plan are not transferable other than by will or the laws of descent and distribution, and are exercisable only by the employee during his or her lifetime.

    Options granted under the Stock Purchase Plan may be subject to adjustment in the event of a stock split, combination of shares, or dividends payable in shares, or as the SPP Committee otherwise deems equitable.

    All funds received or held by the Company under the Stock Purchase Plan may be combined with other corporate funds and may be used for any corporate purpose.

GRANTS OF OPTIONS UNDER PROPOSAL 3.

    No options have been granted with respect to the additional 600,000 shares of Common Stock proposed under this Proposal 3 to be made available for purchase under the Stock Purchase Plan. The number of shares of Common Stock that will be purchased by executive officers and non-executive officers under the Stock Purchase Plan is only determinable at the end of each Offering under the Stock Purchase Plan.

TAX ASPECTS OF THE STOCK PURCHASE PLAN UNDER THE U.S. INTERNAL REVENUE CODE

    The following is a summary of the principal Federal income tax consequences applicable to shares acquired under the Stock Purchase Plan. It does not describe all Federal tax consequences under the Stock Purchase Plan, nor does it describe state or local tax consequences.

    Under Section 423(a) of the Code, the transfer of a share of Common Stock to an employee pursuant to the Stock Purchase Plan will generally be entitled to the benefits of Section 421(a) of the Code. Under that Section, an employee will not be required to recognize income at the time the option is granted or at the time the option is exercised. Since the option price applicable to any Offering made under the Stock Purchase Plan will be less than the fair market value of the Common Stock on the date of grant, if the holding periods described below are met, upon the disposition of such Common Stock by the employee (or in the event of the death of the employee while owning such Common Stock whether or not the holding period requirements are met), the employee will recognize compensation income (taxed as ordinary income) in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the amount paid for the Common Stock; or
(ii) the excess of the fair market value of the Common Stock on the date the option was granted over an amount equal to 85% of the fair market value of the Common Stock on the date the option was granted. Any additional gain or any loss resulting from the disposition will be taxed as long-term capital gain or loss. The Company will not be entitled to any deduction with respect to the Stock Purchase Plan, except in connection with a disqualifying disposition as discussed below.

    In order for an employee to receive the favorable tax treatment provided in
Section 421(a) of the Code, Section 423(a) requires that the employee make no disposition of the Common Stock within two years from the date the option was granted nor within one year from the date the option was exercised and the Common Stock transferred to him. If an employee disposes of Common Stock acquired pursuant to the Stock Purchase Plan before the expiration of these holding period requirements, the employee will recognize, at the time of the disposition, ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date the Common Stock was purchased (i.e., the date the option was exercised) over the option price. Notwithstanding the foregoing, if the employee is subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") at the time of the disqualifying disposition, the time of recognition of income will be postponed as long as the sale of the shares could subject the employee to suit for "short swing profit," unless the employee elects to be taxed immediately. In addition, the amount of income recognized will be the lesser of (i) the difference between the option price and the fair market value of such shares at the end of the postponement period (rather than at the date of exercise) and (ii) the total amount of gain realized on the sale. The amount recognized as ordinary compensation income will increase the employee's basis in such shares. Any gain or loss resulting from the disposition (i.e., the difference between the amount received by the employee and the employee's basis in the transferred shares) will be taxed as capital gain or loss. At the time of the disposition, the Company would be allowed a deduction equal to the amount included in the employee's income as ordinary compensation income.

VOTE REQUIRED

    To approve the Increase in Shares under Stock Purchase Plan Proposal, the affirmative vote of a majority of Common Stock votes cast at the Annual Meeting is required.

    The Board of Directors believes that the Increase in Shares under Stock Purchase Plan Proposal is in the best interest of the Company and its shareholders, and accordingly, recommends that the shareholders vote "FOR" the Increase in Shares under Stock Purchase Plan Proposal.

                                   PROPOSAL 4

                     ADOPTION OF 2000 OPTION PLAN PROPOSAL

    The Company's Board of Directors recommends that the Company adopt the Inverness Medical Technology, Inc. 2000 Stock Option and Grant Plan, the form of which is attached to this proxy statement as Attachment A (the "2000 Option Plan"). The 2000 Option Plan, as further described below, will permit the Board of Directors to grant stock options, stock appreciation rights and stock awards with respect to 750,000 shares of Common Stock. The Company proposes the approval and adoption of the 2000 Option Plan (the "2000 Option Plan Proposal") by the holders of the Company's Common Stock.

    The Board of Directors recommends this action in order to continue to provide a source of participation in the Company equity to attract and compensate talented personnel. The Board of Directors believes that equity participation promotes growth and provides a meaningful incentive to employees of successful companies.

    The Company currently has in place the 1996 Option Plan under which 2,250,000 shares of Common Stock are available for issue. However, as of February 15, 2000, options to purchase, or other awards of, 1,901,520 shares of Common Stock have been granted and remain outstanding under the 1996 Option Plan, meaning that only 348,480 shares remain available for grant thereunder. However, the Board of Directors believes that, given the Company's commitment to growth, it will require at least an additional 750,000 shares available for the issuance of stock options if it is to provide adequate incentives to current and prospective employees and key persons over the next five years.

    The Board of Directors therefore recommends that the 2000 Option Plan be adopted to supplement the 1996 Option Plan. The 2000 Option Plan will have terms similar to those of the 1996 Option Plan. However, the 1996 Option Plan, as a qualified incentive stock option plan, only permits grants for ten years from the date of adoption and will expire in 2006. The Board of Directors therefore recommends adoption of the 2000 Option Plan, which will permit the grant of options into the year 2010, rather than further increasing the number of shares available under the 1996 Option Plan.

    Making 750,000 shares of the Common Stock available for issuance under the 2000 Option Plan will result in additional potential dilution of the Company's outstanding Common Stock. As of March 10, 2000, 20,615,207 shares of Common Stock were outstanding and if all outstanding options and warrants were exercised, and if all of the outstanding shares of each series of the Company's convertible preferred stock were converted into Common Stock, the number of outstanding shares would increase to 30,713,478.

    Based solely on the closing price of Common Stock as reported on the AMEX on March 10, 2000 of $8.5625 per share, the maximum aggregate market value of the 750,000 shares of Common Stock to be made available for issuance under the 2000 Option Plan would be $6,421,875.

THE 2000 OPTION PLAN

    PLAN ADMINISTRATION; ELIGIBILITY. The 2000 Option Plan contemplates that the Company will authorize the issuance of up to 750,000 shares of Common Stock thereunder. The 2000 Option Plan will be administered by a committee of 2 non-employee directors appointed by the Board of Directors (the
"Administrator").

    The Administrator has full power to select, from among the eligible participants, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2000 Option Plan. The Administrator may permit Common Stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the Administrator may permit interest, dividend or deemed dividends to be credited to the amount of deferrals. The Administrator may also delegate to the Chief Executive Officer all or part of its duties with respect to awards to individuals who are not subject to the reporting or other provisions of Section 16 of the Exchange Act or "covered persons" within the meaning of Section 162(m) of the Code.

    Persons eligible to participate in the 2000 Option Plan are those employees and other key persons, such as directors and consultants, of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Administrator. As of March 10, 2000, approximately 667 employees would be eligible to participate in the 2000 Option Plan.

    STOCK OPTIONS. The 2000 Option Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code, and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of the Common Stock on the date of grant in the case of incentive stock options, and may not be less than 85% of the fair market value of the Common Stock on the date of grant in the case of Non-Qualified Options. However, employees participating in the 2000 Option Plan may elect, with the consent of the Administrator, to receive discounted Non-Qualified Options in lieu of cash bonuses. In the case of such grants, the option exercise price must be at least 50% of the fair market value of the Common Stock on the date of grant.

    The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant in the case of an Incentive Option. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the 2000 Option Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator.

    Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Administrator or, if the Administrator so permits, by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

    At the discretion of the Administrator, stock options granted under the 2000 Option Plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain an equity interest in the Company without dilution.

    To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain significant shareholders.

    The 2000 Option Plan also provides that stock options and stock appreciation rights with respect to no more than 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one-calendar year period.

    STOCK APPRECIATION RIGHTS. The Administrator may award a stock appreciation right ("SAR") either as a freestanding award or in tandem with a stock option. Upon exercise of the SAR, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the exercise price per share specified in the related stock option (or, in the case of a freestanding SAR, the price per share specified in such right, which price may not be less than 85% of the fair market value of the Common Stock on the date of grant) times the number of shares of Common Stock with respect to which the SAR is exercised. This amount may be paid in cash, Common Stock, or a combination thereof, as determined by the Administrator. If the SAR is granted in tandem with a stock option, exercise of the SAR cancels the related option to the extent of such exercise.

    RESTRICTED STOCK. The Administrator may also award shares of Common Stock to eligible persons subject to such conditions and restrictions as the Administrator may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price of shares of Restricted Stock will be determined by the Administrator. If the performance goals or other restrictions are not attained, the employees will forfeit their awards of Restricted Stock.

    UNRESTRICTED STOCK. The Administrator may also grant shares (at no cost or for a purchase price determined by the Administrator) which are free from any restrictions under the 2000 Option Plan ("Unrestricted Stock"). Unrestricted Stock may be issued to eligible persons in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to such employees and key persons.

    Subject to the consent of the Administrator, an employee or key person of the Company may make an irrevocable election to receive a portion of his compensation in Unrestricted Stock (valued at fair market value on the date the cash compensation would otherwise be paid).

    PERFORMANCE SHARE AWARDS. The Administrator may also grant performance share awards to eligible persons of the Company or any subsidiary entitling the recipient to receive shares of

Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Administrator shall determine ("Performance Share Award").

    DIVIDEND EQUIVALENT RIGHTS. The Administrator may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would be paid if the grantee had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalents credited under the 2000 Option Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional dividend equivalents at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under the Company's dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares, or a combination thereof, in a single installment or installments, as specified in the award. Awards payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

    ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, ETC. The Administrator will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, the Administrator, in its discretion, may provide for substitution or adjustments of outstanding options and SARs, or may terminate all unexercised options and SARs with or without payment of cash consideration.

    AMENDMENTS AND TERMINATION. The Board of Directors may at any time amend or discontinue the 2000 Option Plan and the Administrator may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, amendments to the 2000 Option Plan shall be subject to approval by the Company's shareholders if and to the extent required by the Code to preserve the qualified status of Incentive Options.

    CHANGE OF CONTROL PROVISIONS. The 2000 Option Plan provides that in the event of a "Change of Control" (as defined in the 2000 Option Plan) of the Company, all stock options and SARs shall automatically become fully exercisable. In addition, at any time prior to or after a Change of Control, the Administrator may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

GRANTS OF OPTIONS UNDER PROPOSAL 4.

    No grants have been made with respect to the 750,000 shares of Common Stock proposed under this Proposal 4 to be available for issuance under the 2000 Option Plan. The number of shares of Common Stock that may be granted to executive officers, directors and other employees is indeterminable at this time, as such grants are subject to the discretion of the Administrator.

TAX ASPECTS OF THE 2000 OPTION PLAN UNDER THE U.S. INTERNAL REVENUE CODE

    The following is a summary of the principal Federal income tax consequences of option grants under the 2000 Option Plan. It does not describe all Federal tax consequences under the 2000 Option Plan, nor does it describe state or local tax consequences.

INCENTIVE OPTIONS

    Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction.

If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements, the employee generally will realize ordinary income in the year of disposition, and the Company will receive a corresponding deduction in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and
(y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

    Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option.

    An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

NON-QUALIFIED OPTIONS

    There are no Federal income tax consequences to either the optionee or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option exercise price for the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

    Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

PARACHUTE PAYMENTS

    The exercise of any portion of any option that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated options to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or portion of such payments (in addition to other taxes ordinarily payable).

LIMITATION ON COMPANY'S DEDUCTIONS

    As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the 2000 Option Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table of the Company's proxy statement receives compensation (other than performance-based compensation) in excess of $1.0 million a year.

VOTE REQUIRED

    To approve and adopt the 2000 Option Plan Proposal, the affirmative vote of a majority of Common Stock votes cast at the Annual Meeting is required.

    The Board of Directors believes that the 2000 Option Plan Proposal is in the best interest of the Company and its shareholders, and accordingly, recommends that the shareholders vote "FOR" the 2000 Option Plan Proposal.

                             PRINCIPAL SHAREHOLDERS

BENEFICIAL OWNERSHIP OF MANAGEMENT

    The following tables furnish information as to each class of the Company's equity securities beneficially owned, as of February 1, 2000, by (i) each person or entity known by the Company to own beneficially more than five percent of the Common Stock, (ii) each director of the Company, (iii) each of the executive officers and senior executives of the Company and (iv) all directors and executive officers as a group.

    COMMON STOCK

                                                          AMOUNT AND NATURE OF      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                   BENEFICIAL OWNERSHIP    OF CLASS(2)
---------------------------------------                   ---------------------   -----------
DIRECTORS, EXECUTIVE OFFICERS AND SENIOR EXECUTIVESplus
  or minus
Ron Zwanziger...........................................        2,549,660(3)         11.31%
Willard L. Umphrey......................................        1,175,596(4)          5.21%
John F. Levy............................................          535,843(5)          2.38%
David Scott, Ph.D.......................................          419,833(6)          1.86%
Kenneth D. Legg, Ph.D...................................          413,768(7)          1.83%
Robert M. Oringer.......................................          376,638(8)          1.67%
Carol R. Goldberg.......................................          229,417(9)          1.02%
Jerry McAleer, Ph.D.....................................          221,144(10)            *
Edward B. Roberts.......................................          162,319(11)            *
Otto Wahl...............................................          152,019(12)            *
Peter Townsend..........................................           41,500(13)            *
John Yonkin.............................................           32,280(14)            *
Jeffrey A. Templer......................................                0                *
John P. Alberico........................................                0                *

Total of Directors and Executive Officers (13
  persons)..............................................        6,157,998            27.30%

------------------------

plus or minus  As defined in EXECUTIVE COMPENSATION section of this Proxy
    Statement

*   Less than 1%

(1) Unless otherwise noted, the address of the listed persons or entities is c/o Selfcare, Inc., 200 Prospect Street, Waltham, Massachusetts 02453.

(2) The number of shares of Common Stock outstanding used in calculating the percentage for each listed person and the directors and executive officers as a group includes the number of shares of Common Stock underlying options, warrants and convertible securities held by such person or group that are exercisable or convertible within 60 days from February 1, 2000, the date of the above table, but excludes shares of Common Stock underlying options, warrants or convertible securities held by any other person. The number of shares of Common Stock issuable upon conversion of one share of Series C Convertible Preferred Stock or Series E Convertible Preferred Stock is equal to the aggregate stated value per share, plus accrued dividends through February 1, 2000, divided by the applicable conversion price. The conversion prices of the Series C Convertible Preferred Stock and Series E Convertible Preferred were $1.8125 and $3.028, respectively.

(3) Includes options and warrants that are currently exercisable, or exercisable within 60 days of February 1, 2000, to purchase up to 1,066,515 shares of Common Stock as well as 318,435 shares issuable upon the conversion of 5,371 shares of Series C Convertible Preferred Stock and 78,782 shares of Common Stock issuable upon the conversion of 2,220 shares of Series E Convertible Preferred Stock. Mr. Zwanziger disclaims beneficial ownership of the following shares included in the table: (1) 50,395 shares of Common Stock issuable on conversion of 850 shares of Series C Convertible Preferred Stock and 57,491 shares of Common Stock issuable on conversion of 1,620 shares of Series E Convertible Preferred Stock, all owned by his spouse, (2) 390,000 shares of Common Stock held in trust for the benefit of his children where he, his spouse and an unrelated individual serve as co-trustees, and
    (3) 7,407 shares of Common Stock, 160,077 shares of Common Stock issuable upon conversion of 2,700 shares of Series C Convertible Preferred Stock, and 21,291 shares of Common Stock issuable on conversion of 600 shares of Series E Convertible Preferred Stock, all held in a trust for the benefit of Mr. Zwanziger's children where his spouse is the sole trustee. The table excludes 279,500 shares of Common Stock, 190,908 shares of Common Stock issuable on conversion of 3,220 shares of Series C Convertible Preferred Stock, and 26,971 shares of Common Stock issuable on conversion of 760 shares of Series E Convertible Preferred Stock, all held in trust for the benefit of Mr. Zwanziger's family where neither he nor his spouse serve as trustee.

(4) Includes options and warrants that are currently exercisable, or exercisable within 60 days of February 1, 2000, to purchase up to 127,118 shares of Common Stock and 191,044 shares of Common Stock issuable upon conversion of 3,222.33 shares of Series C Convertible Preferred Stock. Mr. Umphrey disclaims beneficial ownership of 138,903 shares of Common Stock, warrants to purchase an additional 20,193 shares of Common Stock, and 10,276 shares of Common Stock issuable on conversion of 173.33 shares of Series C Convertible Preferred Stock, all owned by his spouse. Mr. Umphrey also disclaims beneficial ownership of 154,784 shares of Common Stock, warrants to purchase an additional 4,494 shares of Common Stock, and 29,644 shares of Common Stock issuable on conversion of 500 shares of Series C Convertible Preferred Stock, all held in a retirement account for the benefit of Mr. Leon Okurowski where Mr. Umphrey is a co-trustee.

(5) Includes options and warrants to purchase up to 35,975 shares of Common Stock that are currently exercisable or exercisable within 60 days of February 1, 2000 and 302,607 shares currently issuable upon the conversion of 5,104 shares of Series C Convertible Preferred Stock.

(6) Includes options and warrants to purchase up to 323,870 shares of Common Stock that are currently exercisable or exercisable within 60 days of February 1, 2000.

(7) Includes options to purchase up to 203,946 shares of Common Stock that are currently exercisable or exercisable within 60 days of February 1, 2000, and 14,822 shares of Common Stock issuable on conversion of 250 shares of Series C Convertible Preferred Stock.

(8) Includes 88,932 shares of Common Stock issuable upon the conversion of 1,500 shares of Series C Convertible Preferred Stock.

(9) Includes options and warrants to purchase up to 112,163 shares of Common Stock that are currently exercisable or exercisable within 60 days of February 1, 2000, 17,134 shares of Common Stock issuable on conversion of 289 shares of Series C Convertible Preferred Stock and 35,488 shares of Common Stock issuable on conversion of 1,000 shares of Series E Convertible Preferred Stock.

(10) Includes options and warrants to purchase up to 191,500 shares of Common Stock that are currently exercisable or exercisable within 60 days of February 1, 2000. Also includes 29,644 shares of Common Stock issuable on conversion of 500 shares of Series C Convertible Preferred Stock.

(11) Includes options and warrants to purchase up to 111,075 shares of Common Stock that are currently exercisable or exercisable within 60 days of February 1, 2000. Also includes 36,244 shares of Common Stock held by the Roberts Family Trust, of which Mr. Roberts is a co-trustee, and 15,000 shares held in trust for the benefit of Mr. Roberts three children, of which Mr. Roberts as co-trustee. Mr. Roberts disclaims beneficial ownership of all of the shares held by the Roberts Family Trust and held in trust for the benefit of his children.

(12) Includes options and warrants to purchase up to 114,229 shares of Common Stock that are currently exercisable or exercisable within 60 days of February 1, 2000. Also includes 26,616 shares of Common Stock issuable on conversion of 750 shares of Series E Convertible Preferred Stock. Mr. Wahl is included in the table only as a named executive officer pursuant to Item 402(a)(3)(iii) of Regulation S-K. Shares beneficially owned by Mr. Wahl were therefore not included in calculating the beneficial ownership of the directors and executive officers as a group.

(13) Represents options to purchase up to 41,500 shares of Common Stock which are currently exercisable or exercisable within 60 days of February 1, 2000.

(14) Includes options to purchase up to 11,019 shares of Common Stock which are currently exercisable or exercisable within 60 days of February 1, 2000, and 14,822 shares of Common Stock issuable on conversion of 250 shares of Series C Convertible Preferred Stock.

    SERIES C CONVERTIBLE PREFERRED STOCK

                                                         AMOUNT AND NATURE OF      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                  BENEFICIAL OWNERSHIP    OF CLASS(2)
---------------------------------------                  ---------------------   -----------
DIRECTORS, EXECUTIVE OFFICERS AND SENIOR EXECUTIVESplus
  or minus
Ron Zwanziger..........................................            5,371(3)          9.29%
John F. Levy...........................................            5,104             8.82%
Willard L. Umphrey.....................................         3,222.33(4)          5.57%
Robert M. Oringer......................................            1,500             2.59%
Jerry McAleer, Ph.D....................................              500                *
Carol R. Goldberg......................................              289                *
Kenneth D. Legg, Ph.D..................................              250                *
John Yonkin............................................              250                *
David Scott, Ph.D......................................                0                *
Edward B. Roberts......................................                0                *
Peter Townsend.........................................                0                *
Jeffrey A. Templer.....................................                0                *
John P. Alberico.......................................                0                *
Otto Wahl..............................................                0(5)             *

Total of Directors and Executive Officers (13
  persons).............................................        16,486.33            28.50%

------------------------

plus or minus  As defined in EXECUTIVE COMPENSATION section of this Proxy
    Statement

*   Less than 1%

(1) Unless otherwise noted, the address of the listed persons or entities is c/o Selfcare, Inc., 200 Prospect Street, Waltham, Massachusetts 02453.

(2) 57,842 shares of Series C Convertible Preferred Stock are outstanding as of February 1, 2000. No option, warrants or other rights to acquire Series C Convertible Preferred Stock have been granted and none are held in treasury.

(3) Mr. Zwanziger disclaims beneficial ownership of 850 shares of Series C Convertible Preferred Stock owned by his spouse and 2,700 shares of Series C Convertible Preferred Stock held in a trust for the benefit of Mr. Zwanziger's children where his spouse is the sole trustee, all of which are included in the table. The table excludes 3,220 shares of Series C Convertible Preferred Stock held in trust for the benefit of Mr. Zwanziger's family where neither he nor his spouse serve as trustee.

(4) Mr. Umphrey disclaims beneficial ownership of 173.33 shares of Series C Convertible Preferred Stock owned by his spouse and 500 shares of Series C Convertible Preferred Stock held in a retirement account for the benefit of Mr. Leon Okurowski where Mr. Umphrey is a co-trustee, all of which are included in the table.

(5) Individual is included in the table only as a named executive officer pursuant to Item 402(a)(3)(iii) of Regulation S-K and shares beneficially owned by him were not included in calculating the beneficial ownership of the directors and executive officers as a group.

    SERIES E CONVERTIBLE PREFERRED STOCK

                                                         AMOUNT AND NATURE OF      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                  BENEFICIAL OWNERSHIP    OF CLASS(2)
---------------------------------------                  ---------------------   -----------
DIRECTORS, EXECUTIVE OFFICERS AND SENIOR EXECUTIVESplus
  or minus
Ron Zwanziger..........................................            2,220(3)         16.86%
Carol R. Goldberg......................................            1,000             7.59%
Otto Wahl..............................................              750(4)          5.70%
Willard L. Umphrey.....................................                0                *
David Scott, Ph.D......................................                0                *
Kenneth D. Legg, Ph.D..................................                0                *
Jerry McAleer, Ph.D....................................                0                *
Robert M. Oringer......................................                0                *
John F. Levy...........................................                0                *
Edward B. Roberts......................................                0                *
Peter Townsend.........................................                0                *
John Yonkin............................................                0                *
Jeffrey A. Templer.....................................                0                *
John P. Alberico.......................................                0                *

Total of Directors and Executive Officers (13
  persons).............................................            3,220            24.45%

------------------------

plus or minus  As defined in EXECUTIVE COMPENSATION section of this Proxy
    Statement

*   Less than 1%

(1) Unless otherwise noted, the address of the listed persons or entities is c/o Selfcare, Inc., 200 Prospect Street, Waltham, Massachusetts 02453.

(2) 13,169 shares of Series E Convertible Preferred Stock were outstanding as of February 1, 2000. No options, warrants or other rights to acquire Series E Convertible Preferred Stock have been granted and none are held in treasury.

(3) Mr. Zwanziger disclaims beneficial ownership of 1,620 shares of Series E Convertible Preferred Stock owned by his spouse and 600 shares of Series E Convertible Preferred Stock held in a trust for the benefit of Mr. Zwanziger's children where his spouse is the sole trustee, all of which are included in the table. The table excludes 760 shares of Series E Convertible Preferred Stock held in trust for the benefit of Mr. Zwanziger's family where neither he nor his spouse serve as trustee.

(4) Individual is included in the table only as a named executive officer pursuant to Item 402(a)(3)(iii) of Regulation S-K and shares beneficially owned by him were not included in calculating the beneficial ownership of the directors and executive officers as a group.

                  EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

    The executive officers and significant employees of the Company and their ages are as follows:

NAME                                          AGE                       POSITION
----                                        --------                    --------
EXECUTIVE OFFICERS
Ron Zwanziger.............................     46      Chairman, Chief Executive Officer and
                                                       President
David Scott, Ph.D. .......................     43      Chairman, Inverness Medical Limited
Kenneth D. Legg, Ph.D. ...................     57      Executive Vice President and Secretary
Jerry McAleer, Ph.D. .....................     45      Vice President, Research and Development,
                                                       Selfcare, Inc. & Inverness Medical Limited
Jeffrey A. Templer........................     52      Chief Financial Officer and Treasurer
John P. Alberico..........................     42      Managing Director, Inverness Medical
                                                       Limited
John Yonkin...............................     40      Vice President, Sales and Marketing
Robert Oringer............................     40      President, Can-Am Care Corporation

SIGNIFICANT EMPLOYEES
Keith May, Ph.D. .........................     46      Vice President, Research and Development
                                                       Inverness Medical Limited
Otto Wahl.................................     51      Managing Director, Selfcare International
                                                       GMBH
Emanuel Hart..............................     49      President, Orgenics Limited
Gilbert Daggett...........................     51      U.S. National Sales Manager
Piet Moerman, M.D. .......................     36      Director, Product Development
Diane M. Sullivan.........................     45      Director, Marketing Communications

EXECUTIVE OFFICERS

    RON ZWANZIGER, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT.
Mr. Zwanziger has served as Chairman and Chief Executive Officer of the Company since its inception. From 1981 to 1991, he was chairman and chief executive officer of MediSense, a medical device company.

    DAVID SCOTT, PH.D., CHAIRMAN, INVERNESS MEDICAL LIMITED. Dr. Scott has served as Managing Director of Inverness Medical Limited from June 1995 to
July 1999, when he assumed the position of Chairman. Dr. Scott served as Managing Director from October 1993, to April 1995, of Great Alarm Limited, a consulting company. Previously, Dr. Scott held several positions from October 1984, to September 1993, at MediSense UK, most recently as its managing director where he was responsible for managing product development, as well as the mass manufacture of one of its principal products, ExacTech.

    KENNETH D. LEGG, PH.D., EXECUTIVE VICE PRESIDENT AND SECRETARY. Dr. Legg joined the Company as Secretary and Vice President in charge of U.S. Operations in November 1991. Dr. Legg recently assumed the position of Executive Vice President of Selfcare, Inc. From 1987 to 1991, Dr. Legg was president of K.D. Legg and Associates, a firm specializing in technical issues in the areas of biomedical and scientific instrumentation, product development, and strategic planning.

    JERRY MCALEER, PH.D., VICE PRESIDENT, RESEARCH AND DEVELOPMENT,
SELFCARE, INC. AND INVERNESS MEDICAL LIMITED. Dr. McAleer joined Selfcare as Director of Development of Inverness Medical Limited in 1995 and heads the development of the electrochemical glucose strips. He has recently assumed the positions of Vice President of Research and Development for Selfcare, Inc. and Inverness Medical Limited. Prior to joining Selfcare, Dr. McAleer held senior research and development positions at MediSense from 1985 to 1993 and more recently, at Ecossensors, Inc., an environmental research company, where he was responsible for the development of electrochemically based assay systems.

    JEFFREY A. TEMPLER, CHIEF FINANCIAL OFFICER AND TREASURER. Mr. Templer joined the Company to serve as its Chief Financial Officer and Treasurer on September 15, 1999. Prior to joining Selfcare, Mr. Templer was Senior Vice President and CFO of Aerovox, Inc, a manufacturer of electronic and electrical components from 1996 to 1999. From 1985 to 1996 Mr. Templer was employed by the Freudenberg Group, a diversified international manufacturer, where he served as Vice President of Finance for North American operations until 1992, and President and Chief Executive of Freudenberg Nonwovens LP from 1992 until 1995.

    JOHN P. ALBERICO, MANAGING DIRECTOR, INVERNESS MEDICAL LIMITED.
Mr. Alberico joined Inverness Medical Limited in July 1999 to serve as its Managing Director. From December 1998 to July 1999, Mr. Alberico served as Vice President of Operations for Bionostics Inc., a privately held biotechnology company based in Canada. Prior to December 1998, Mr. Alberico served as Vice President of Manufacturing for Nova Biomedical Inc., another biotechnology company. Nova Biomedical is a world technology leader in the development of fast, whole blood analyzers and serves as a major contract manufacturer for Selfcare, Inc.

    JOHN YONKIN, VICE PRESIDENT, SALES AND MARKETING. Mr. Yonkin joined Selfcare in October 1997 as Manger of Product Development. In October 1998, he was appointed Vice President of U.S. Sales. From January 1995 to
September 1998, Mr. Yonkin was Director of National Accounts for Genzyme Genetics, a subsidiary of Genzyme, Inc., a leader in Genetic testing services for hospitals, physicians and managed healthcare companies. Previously
Mr. Yonkin worked for MediSense, a medical device company, in a number of marketing and sales capacities.

    ROBERT ORINGER, PRESIDENT, CAN-AM CARE CORPORATION. Mr. Oringer joined the Company on February 18, 1998 upon the consummation of the Company's acquisition of Can-Am. He is the President of Can-Am and has held that position since he first joined the company in 1989. Can-Am is engaged in the distribution of diabetes care products primarily to the U.S. retail market.

SIGNIFICANT EMPLOYEES

    KEITH MAY, PH.D., VICE PRESIDENT, RESEARCH AND DEVELOPMENT, INVERNESS MEDICAL LIMITED. Dr. May joined Inverness Medical Limited in December 1999. Prior to joining Inverness Medical, Dr. May served, since 1987, as Vice President of Research and Development for Unipath, a leader in women's health products and technologies. Unipath is a wholly owned subsidiary of Unilever, an international consumer products conglomerate.

    OTTO WAHL, MANAGING DIRECTOR, SELFCARE INTERNATIONAL GMBH. Mr. Wahl has been Managing Director of Selfcare International GmbH since April 1995. Prior to joining Selfcare, Mr. Wahl was the managing director for MediSense in Germany, Austria and Switzerland and area manager for Eastern Europe from January 1990 to March 1995.

    EMANUEL HART, PRESIDENT, ORGENICS LIMITED.  Mr. Hart joined Orgenics in
May 1998 as President and Chief Executive Officer. Previously he worked for I.S.O.S., an international security business, from September 1996 to May, 1998. Prior to his employment at I.S.O.S., he was a Brigadier General in the Israel Defense Forces from 1968 to 1996.

    GILBERT DAGGETT, U.S. NATIONAL SALES MANAGER. Mr. Daggett joined Selfcare in 1994 as U.S. National Sales Director. From 1983 to 1992, Mr. Daggett was eastern director of sales for LifeScan, a unit of Johnson & Johnson which currently markets the Company's FastTAKE-Registered Trademark- blood glucose system.

    PIET MOERMAN, M.D., DIRECTOR, PRODUCT DEVELOPMENT. Dr. Moerman joined Selfcare as General Manager for the Benelux countries and France in 1994. Prior to joining the Company,

Dr. Moerman held various positions at MediSense from October 1989 to April 1994, including product manager (Europe), business development manager and marketing manager (Europe-West).

    DIANE M. SULLIVAN, DIRECTOR, MARKETING COMMUNICATIONS. Ms. Sullivan has served as Director of Marketing since 1994. From 1991 to 1994, Ms. Sullivan was a consultant to the Company and other clients. She was marketing manager at MediSense from 1988 to 1991.

    Each officer serves at the discretion of the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation for the last three completed fiscal years for the Company's Chief Executive Officer, its four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 in fiscal 1999, and two additional individuals who would have been among the Company's four most highly compensated executive officers but for the fact that they were not serving as executive officers at the end of the last completed fiscal year (the Chief Executive Officer and such other current and former executive officers are hereinafter referred to as the "Senior Executives"):

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL             LONG-TERM
                                                           COMPENSATION         COMPENSATION
                                                     ------------------------   ------------
                                                                                 SECURITIES
                                                                                 UNDERLYING     ALL OTHER
                                            YEAR      SALARY          BONUS       OPTIONS      COMPENSATION
                                          --------   --------        --------   ------------   ------------
Ron Zwanziger...........................    1999     $271,273             --       500,000(1)          --
  Chairman, President and                   1998      193,536(2)          --         6,491(3)          --
  Chief Executive Officer                   1997      202,213             --            --             --
David Scott.............................    1999      193,040             --       250,000(1)          --
  Chairman,                                 1998      133,826             --       124,183(4)          --
  Inverness Medical Limited                 1997       96,445             --            --             --
Kenneth D. Legg, Ph.D...................    1999      180,980             --       150,000(1)          --
  Executive Vice President                  1998      135,360(2)          --        74,438(5)          --
  and Secretary                             1997      137,066             --            --             --
Otto Wahl...............................    1999      178,944(6)          --            --             --
  Managing Director,                        1998      170,947(7)          --         5,479(3)          --
  Selfcare International GMBH               1997      186,624             --            --             --
Jerry McAleer, Ph.D.....................    1999      175,337(8)          --       200,000(1)          --
  Vice President, R&D                       1998      126,783(9)          --       124,183             --
  Selfcare, Inc. and Inverness Medical      1997      127,030             --            --             --
Robert Oringer..........................    1999      150,000             --         6,000             --
  President, Can Am Care Corporation        1998      130,000(10)         --            --             --
                                            1997           --             --            --             --
John Yonkin.............................    1999      136,667             --        12,000             --
  Vice President, Sales and Marketing       1998       95,000             --        23,019(11)         --
                                            1997       16,667(12)         --         6,000             --

------------------------

(1) These options were granted on August 16, 1999, will become exercisable on August 15, 2006 and will expire on August 16, 2009. The option exercise price for such options is $5.00. A portion or all of the options shall vest earlier than August 15, 2006 at the end of any year in which the Company achieves certain profit goals or market price goals in any year. See the COMPENSATION COMMITTEE

    REPORT ON EXECUTIVE COMPENSATION section of this Proxy Statement for a further description of the early vesting provisions of these options.

(2) The decrease in salary for Ken Legg and Ron Zwanziger in 1998 was the result of a 20% temporary involuntary salary reduction in the first two quarters of 1998. The underlying salary was actually the same in 1997 and 1998.

(3) Options were granted in exchange for the reduction in salary in 1998 referred to in footnotes (2) and (7), respectively. Such options were granted on January 5, 1998, became exercisable on July 5, 1998 and will expire on January 5, 2008. The option exercise price for such options is $9.9375.

(4) 4,183 of the 124,183 options listed were granted in exchange for a 20% temporary involuntary reduction in salary in the first two quarters of 1998. Such options were granted on January 5, 1998, became exercisable on July 5, 1998 and will expire on January 5, 2008. The option exercise price for such options is $9.9375.

(5) 4,438 of the 74,438 options listed were granted in exchange for the reduction in salary in 1998 referred to in footnotes (2). Such options were granted on January 5, 1998, became exercisable on July 5, 1998 and will expire on January 5, 2008. The option exercise price for such options is $9.9375.

(6) Salary consists of DM 240,000 times an exchange rate of .5456 (representing the average exchange rate for 1999), or $130,944, plus additional compensation under a consulting agreement with the Company of $48,000.
    Mr. Wahl was formerly considered an Executive Officer of the Company as that term is defined by the Securities and Exchange Commission. Mr. Wahl is included as a Senior Executive pursuant to Item 402(a)(3)(iii).

(7) The decrease is the result of currency translation from German Deutsche Marks to U.S. dollars, as well as a 20% temporary involuntary salary reduction in the first two quarters of 1998. The underlying salary was actually the same in 1997 and 1998.

(8) Salary consists of LStg 108,333 times an exchange rate of 1.6185 (representing the average exchange rate for 1999). Dr. McAleer has only recently assumed the status of Executive Officer as that term is defined by the Securities and Exchange Commission. Dr. McAleer is included as a Senior Executive pursuant to Item 402(a)(3)(iii).

(9) The decrease in salary for 1998 was the result of a 20% temporary involuntary salary reduction in the first two quarters of 1998 in exchange for which Dr. McAleer received an option to purchase 4,183 shares of the Company's common stock.

(10) Robert Oringer was not employed by the Company until it acquired Can-Am Care Corporation in February 1998.

(11) 3,019 of the 23,019 options listed were granted in exchange for a reduction in salary in 1998. Such options were granted on January 5, 1998, became exercisable on July 5, 1998 and will expire on January 5, 2008. The option exercise price for such options is $9.9375.

(12) John Yonkin joined the Company on November 5, 1997.

OPTION GRANTS

    The following table sets forth certain information concerning grants of stock options made during fiscal 1999 to the Company's executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE VALUE
                                                PERCENT OF                               AT ASSUMED ANNUAL RATES
                               NUMBER OF      TOTAL OPTIONS                                   OF STOCK PRICE
                              SECURITIES         GRANTED       EXERCISE                        APPRECIATION
                              UNDERLYING       TO EMPLOYEES      PRICE     EXPIRATION   --------------------------
                            OPTIONS GRANTED   IN FISCAL YEAR   PER SHARE    DATE(1)         5%             10%
                            ---------------   --------------   ---------   ----------   ----------      ----------
Ron Zwanziger.............     500,000(3)          29.0%        $5.0000      8/16/09      $     0(2)     $580,069
David Scott...............     250,000(3)          14.5%        $5.0000      8/16/09      $     0(2)     $290,035
Jerry McAleer, Ph.D.......     200,000(3)          11.6%        $5.0000      8/16/09      $     0(2)     $232,028
Kenneth D. Legg, Ph.D.....     150,000(3)           8.7%        $5.0000      8/16/09      $     0(2)     $174,021
John T. Yonkin............       6,000(4)           0.3%        $3.1250      9/17/09      $11,792        $ 29,883
John T. Yonkin............       6,000(5)           0.3%        $3.3125      12/9/09      $12,499        $ 31,676
Robert Oringer............       6,000(6)           0.3%        $3.3125      12/9/09      $12,499        $ 31,676

------------------------

1. Unless otherwise indicated, the expiration date of an option is the tenth anniversary of the date on which the option was originally granted. The exercisability of these options is accelerated upon the occurrence of a change in control (as defined in the 1996 Option Plan).

2. The potential realizable dollar value calculation set forth in Instruction 7 to Item 402(c) of Regulation S-K results in a negative number meaning that the option would not be exercised and the potential realizable value to the option holder is zero.

3. These options were granted on August 16, 1999 and will become exercisable on August 15, 2006. The closing market price for the Common Stock on August 16, 1999 was $2.375. A portion or all of the options shall vest earlier than August 15, 2006 at the end of any year in which the Company achieves certain profit goals or its Common Stock achieves certain market price goals in any year. See the COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION section of this Proxy Statement for a further description of the early vesting provisions of these options.

4. These options were granted on September 17, 1999 and are exercisable in four equal annual installments commencing on September 17, 2000. The closing market price for the Common Stock on September 17, 1999 was $3.125.

5. These options were granted on December 9, 1999 and are exercisable in four equal annual installments commencing on December 9, 2000. The closing market price for the Common Stock on December 9, 1999 was $3.3125.

6. These options were granted on December 9, 1999 and are exercisable in four equal annual installments commencing on December 9, 2000. The closing market price for the Common Stock on December 9, 1999 was $3.3125.

* Except for the options described in notes 3 and 6 above, all options listed in the table above are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended.

YEAR END OPTION VALUES

    The following table sets forth certain information concerning exercises of stock options during fiscal 1999 by each of the Senior Executives and the number and value of unexercised options held by each of the Senior Executives on December 31, 1999:

                      AGGREGATED OPTION EXERCISES IN LAST
                        FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

                                                                       NUMBER OF            VALUE OF
                                                                        SHARES            UNEXERCISED
                                                                      UNDERLYING          IN-THE-MONEY
                                            NUMBER                    OPTIONS AT           OPTIONS AT
                                           OF SHARES                FISCAL YEAR-END    FISCAL YEAR-END(1)
                                           ACQUIRED      VALUE       EXERCISABLE/         EXERCISABLE/
NAME                                      ON EXERCISE   REALIZED     UNEXERCISABLE       UNEXERCISABLE
----                                      -----------   --------   -----------------   ------------------
Ron Zwanziger...........................         --        --      1,066,515/500,000     $833,626/$0
David Scott.............................         --        --       323,870/302,500      $256,936/$0
Kenneth D. Legg, Ph.D...................         --        --       203,946/202,500      $97,092/$0
Jerry McAleer, Ph.D.....................         --        --       191,500/265,000      $116,270/$0
Otto Wahl...............................         --        --       114,229/18,750       $90,090/$0
Robert Oringer..........................         --        --           0/6,000             $0/$0
John Yonkin.............................         --        --        11,019/30,000         $378/$0

------------------------

1. Based on the fair market value of the Common Stock as of December 31, 1999 ($3.1875 per share), the closing price of the Common Stock as reported on the AMEX on such date, less the option exercise price, multiplied by the number of shares underlying the options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    In establishing the annual salary and incentive payments for the Company's Chief Executive Officer ("CEO") and senior management (for purposes of this section, the "Executive Officers") who report directly to the CEO, the Compensation Committee of the Board of Directors generally applies the following guidelines:

    a) Annual base salary for each individual will generally be near the average for the particular peer group from comparable companies for that individual. Annually, the CEO will review the base salary for each Executive Officer and recommend appropriate adjustments to the Compensation Committee.

    b) Cash bonus paid for achieving agreed performance measures will bring the individual to the top 10% of the cash compensation of the particular peer group for each individual.

    c) Stock related incentives for achieving specified performance measures need to be significant and meaningful to that individual.

    d) For the Executive Officers there will be group goals only. This is to help foster interaction between the complimentary but dispersed operations of the growing organization.

    e) The incentive payments (cash or stock), if the specified performance measures have been achieved within the management team, should not be the same for each individual but should reflect the Executive Officer's relative value to the Company.

    f) The group goals for the Executive Officers do not necessarily have to be the same goals as for the CEO.

    g) Each year (or every two years if a two year plan is in place, but the targets shall nevertheless be annual) prior to or shortly after the start of the fiscal year, the CEO will present a plan to the Compensation Committee with suggested performance targets for the Executives for the subsequent year or two years. The plan will include a specific proposal with respect to stock-based incentives but may omit a cash bonus recommendation. In such event, the Compensation Committee may change the plan to provide for awards of cash bonuses if and when specified goals are met. Following discussion and any changes, the Compensation Committee will recommend to the Board of Directors approval of a plan and the performance targets.

    h) Each year (or every two years if a two year plan is in place) the Compensation Committee will determine, prior to or shortly after the start of the subsequent year, the performance targets and specific stock-based incentives for the CEO and recommend approval of the plan to the full Board of Directors. Any cash bonuses will be determined separately from time to time. The determination of cash bonuses may be tied to individual performance as well as achievement of performance targets. The Compensation Committee will review the base salary of the CEO annually.

    i) The performance targets referred to in paragraphs (g) and (h) above may include both numeric targets including increases in the market price of the Common Stock and descriptive business objectives. These targets may be varied subsequently at the recommendation of the Compensation Committee and with the approval of the Board of Directors if the Company has undergone significant positive change rendering the previous targets meaningless, weakened or counter productive.

    Relying on published data from recognized compensation specialists, the Compensation Committee recommended, and the Company's Board of Directors approved, compensation levels in 1999 for Ron Zwanziger, the Company's CEO, and certain of the Executive Officers, based on levels established in comparable companies.

    Upon consideration of the guidelines described above, and relying on published data from recognized compensation specialists, the Compensation Committee recommended as of August 13, 1999, and the Board of Directors subsequently approved, the following actions relating to the compensation of certain Executive Officers:

    - To hire John Alberico as Managing Director of Inverness Medical, Ltd., at an annual salary of $200,000, plus a signing bonus of $50,000, an incentive bonus plan of up to $50,000 annually, and options to purchase up to 80,000 shares of Common Stock, to vest in four equal annual installments, under the 1996 Option Plan.

    - To establish annual salaries for Ron Zwanziger, Kenneth Legg, David Scott and Jerry McAleer at $350,000, $200,000, $230,000 and $200,000,
      respectively.

    - To grant to Mr. Zwanziger, Mr. Legg, Mr. Scott and McAleer, respectively, non-qualified stock options to purchase up to 500,000, 150,000, 250,000 and 200,000 shares of Common Stock under the 1996 Option Plan (the "Incentive Options"). The Incentive Options shall fully vest seven years from the date of grant; provided that a portion or all of said options shall vest on December 31, 2000, 2001, 2002 or 2003 if, during any such year, the Company achieved certain profit goals or the Common Stock achieved certain market price goals (the "Goals"). In the event that Goals are achieved early vesting shall occur as follows:

Goal achieved by end of:..................   2000    2001    2002    2003
Percentage of Incentive Options vesting
  early at end of year if a Goal is
  achieved in that year...................   100%    75%     50%     25%

     The Incentive Options will fully vest on December 31, 2000 if the average trading price for a share of the Company's common stock during any 30 day period exceeds $8.50. As of March 10, 2000 the price for a share of the Company's common stock was $8.5625. The Incentive Options were granted as Non-Qualified rather than Incentive Stock Options.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with several of its named executive officers.

    Under the terms of his employment agreement dated October 15, 1991, Kenneth
D. Legg, Ph.D. has been granted shares of Common Stock. The terms of Dr. Legg's employment agreement also contains a non-competition provision whereby Dr. Legg agrees not to compete with or hire any consultants or employees employed by the Company for a period of one year after the termination of his employment.

    Under the terms of an employment agreement dated February 18, 1998, between Inverness Medical, Inc. ("IMI", formerly known as Selfcare Consumer
Products, Inc.), a subsidiary of the Company, and Robert Oringer, Mr. Oringer shall serve as President of Can-Am and is entitled to receive an annual salary of $150,000, subject to annual reviews, for a term of three years. Mr. Oringer is also eligible for bonuses and cash and non-cash compensation customarily awarded by IMI and the Company to senior executives of IMI and the Company. Under the Agreement, Mr. Oringer may spend up to five hours per week performing services for A.M.G. Medical Inc. ("AMG Medical"). For a description of AMG Medical, see the section below entitled "Certain Transactions." This agreement also prohibits Mr. Oringer from directly or indirectly competing with or soliciting employees from Can-Am and the Company for a period of two years from the date he ceases to work for Can-Am.

    Pursuant to the service contract employment agreement, dated November 13, 1994, and a supplemental agreement dated October 30, 1995, between Otto Wahl and Selfcare International GmbH ("Selfcare International"), a wholly-owned subsidiary of the Company, Mr. Wahl was appointed Vice President, Managing Director for Sales and Marketing of Selfcare International at a monthly salary of DM20,000 until February 9, 1996, and thereafter at an annual salary of DM240,000. In addition, Mr. Wahl has agreed to make himself available to provide consulting services for selling activities in the United States and elsewhere for which he receives $4,000 per month. Under the terms of his employment agreement, Mr. Wahl is also entitled to a car for business and personal use for which lease payments, insurance payments and maintenance costs are paid by the Company, and a profit-linked bonus of at least DM40,000 after February 9, 1996. Under the terms of his employment agreement, Mr. Wahl has also been granted options to purchase 52,000 shares of Common Stock. The terms of Mr. Wahl's employment agreement also contain a non-competition provision whereby Mr. Wahl agrees not to render any services to any company doing business in Selfcare's field of operation and not to engage in any business transaction within that field of operation or to acquire any direct or indirect interest in any company doing business in the Company's field of operation, unless the consent of Selfcare is obtained. Furthermore, Mr. Wahl agreed not to hire any consultants or employees employed by the Company for a period of one year after the termination of his employment with the Company. In consideration of the non-competition provision, Mr. Wahl will be paid one year of his salary after termination of his employment with Selfcare. Mr Wahl's employment agreement may be terminated by either party upon twelve months written notice.

    CHANGE OF CONTROL PROVISIONS. There are no compensatory plans or arrangements with any executive officer of the Company in connection with a change in control of the Company or a change in such officer's responsibilities. The 1996 Option Plan provides that in the event of a "Change of Control" (as defined in the 1996 Option Plan) of the Company, all stock options and stock appreciation rights shall automatically become fully exercisable. In addition, at any time prior to or after a Change of Control, the Administrator of the 1996 Option Plan may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

PERFORMANCE GRAPH

    The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock since it completed its initial public offering and was listed on AMEX on August 6, 1996. This graph assumes the investment of $100 on August 6, 1996 in the Company's Common Stock, and compares the performance with the AMEX US Total Return Index and the NASDAQ Medical Devices, Instruments And Supplies, Manufacturers And Distributors Stocks Total Return Index ("Current Indices"). The Company pays no dividends. The Current Indices reflect a cumulative total return based upon the reinvestment of dividends of the stocks included in those indices. Measurement points are August 6, 1996 for the first year and December 31 for each of the following years.

    In its proxy statement last year, the Company compared the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock to the AMEX Composite Index and the AMEX Healthcare Sector Index (the "Prior Indices"). The Company selected different indices this year because the Prior Indices are or were not calculated on a total return basis. For the convenience of shareholders who have reviewed last year's proxy statement, the cumulative total return of the AMEX Composite Index is included in the performance graph. AMEX no longer maintains the AMEX Healthcare Sector Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SFLAMEX  AMEX TOTAL RETURN INDEX
8/6/96    $100.00                  $100.00
12/31/96  $148.53                  $104.42
12/31/97  $111.03                  $130.60
12/31/98   $23.53                  $140.18
12/31/99   $37.50                  $179.08

          NASDAQ MEDICAL DEVICES, INSTRUMENTS AND SUPPLIES, MANUFACUTURERS AND DISTRIBUTORS STOCKS TOTAL RETURN INDEX
8/6/96                                                                                                        $100.00
12/31/96                                                                                                      $105.36
12/31/97                                                                                                      $120.70
12/31/98                                                                                                      $135.21
12/31/99                                                                                                      $164.49

          AMEX COMPOSITE INDEX
8/6/96                 $100.00
12/31/96               $106.29
12/31/97               $128.92
12/31/98               $131.16
12/31/99               $169.44

                                                         CURRENT INDICES
                                            -----------------------------------------
                                                                        NASDAQ
                                                                   MEDICAL DEVICES,
                                                                   INSTRUMENTS AND
                                                                      SUPPLIES,
                                                                  MANUFACTURERS AND
                                            AMEX US TOTAL        DISTRIBUTORS STOCKS              AMEX
DATE                        SLF AMEX         RETURN INDEX         TOTAL RETURN INDEX        COMPOSITE INDEX
----                        ---------       --------------       -------------------        ----------------
8/6/96...............        $100.00           $100.00                 $100.00                  $100.00
12/31/96.............        $148.53           $104.42                 $105.36                  $106.29
12/31/97.............        $111.03           $130.60                 $120.70                  $128.92
12/31/98.............        $ 23.53           $140.18                 $135.21                  $131.16
12/31/99.............        $ 37.50           $179.08                 $164.49                  $169.44

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of Company's outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Commission and AMEX. Officers, directors and greater than 10% shareholders are required by applicable regulations to furnish the Company with copies of all reports filed by such persons pursuant to Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Based solely on its review of the copies of such reports received by it, the Company believes that for the fiscal year ended December 31, 1999, all filing requirements applicable to its officers, directors and such 10% beneficial owners were complied with, except that 1 report covering one transaction was inadvertently not filed on a timely basis for each of David Scott, and John Levy, and one Form 3 was inadvertently not filed on a timely basis for Jeffrey A. Templer. As of the date of this proxy statement those reports have since been filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    U.S. BOSTON CAPITAL AS EXCHANGE AGENT FOR PRIVATE PLACEMENT

    On January 8, 1999, the Company sold an aggregate of 57,842 shares of Series C Convertible Preferred Stock (the "Series C Preferred Shares") at a price per share of $100, 3,030 shares of Series D Convertible Preferred Stock (the "Series D Preferred Shares") at a price per share of $100, and 13,169 shares of Series E Convertible Preferred Stock (the "Series E Preferred Shares") at a price per share of $100, for an aggregate purchase price of $7,404,500 to certain investors in a private placement (the "Private Placement") (the Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares are referred to herein, collectively as the "Series Preferred Shares"). The Company retained U.S. Boston Capital Corporation ("U.S. Boston Capital"), a broker-dealer, to assist the Company in certain of its efforts with respect to the Private Placement. U.S. Boston Capital assisted the Company in securing the agreement of certain holders of the Company's Subordinated Revenue Royalty Notes, which were issued in 1997, to exchange their rights to receive cash from the Company as payment on such notes for Series Preferred Shares. The payments on the Subordinated Revenue Royalty Notes which were exchanged for Series Preferred Shares constituted payments which would have been due during the first half of 1999 and amounted to $598,000 of the gross proceeds received in connection with the placement of the Series Preferred Shares. U.S. Boston Capital received $47,190 as compensation for its services in securing the agreement of such holders to exchange cash payments due to them for Series Preferred Shares. Willard Lee Umphrey, a director of the Company, is a director of U.S. Boston Capital, as well as a holder, indirectly, of fifty percent of U.S. Boston Capital's capital stock. Mr. Umphrey was also President and Treasurer of U.S. Boston Capital until his resignation on July 12, 1999.

    In addition, certain executive officers and directors of the Company participated in the Private Placement by purchasing Series C Preferred Shares and/or Series E Preferred Shares at the same price, and on the same terms, as the other investors therein (See BENEFICIAL OWNERSHIP OF MANAGEMENT section of this Proxy Statement).

    CAN-AM CARE CORPORATION AND A.M.G. MEDICAL INC. TRANSACTIONS

    On February 18, 1998, Selfcare Consumer Products, a subsidiary of the Company, acquired Can-Am, a leading supplier of diabetes care products, for approximately $27.9 million. In connection with, and as part of, this acquisition, Mr. Robert M. Oringer, President of Can-Am, became a member of the Company's Board of Directors and continued as President of Can-Am. Mr. Oringer continues to serve in those capacities. In consideration for the sale of his 25% interest in Can-Am, Mr. Oringer received from the Company 277,083 shares of the Company's Common Stock, as well as a non-negotiable note, maturing February 18, 2001, in the principal amount of $500,000, bearing interest at a rate of 6% per annum. During 1999, Mr. Oringer received payments of interest only on the Can-Am Note totaling $30,000, and as of

February 15, 2000, the Company remains indebted to Mr. Oringer under the Can-Am Note to the extent of $500,000.

    In connection with, and as part of, the acquisition of Can-Am, Can-Am entered into a supply agreement and a management services agreement with AMG Medical Inc. ("AMG Medical"), a company in which Mr. Oringer is a Vice President and which is 33% owned by a personal holding company of Mr. Oringer's spouse. Under the supply agreement Can-Am agreed, with certain exceptions, to purchase 100% of its requirements for monolet-compatible lancets from AMG Medical for so long as Can-Am is in the business of selling monolet compatible lancets. In addition, Can-Am entered into a management services agreement (the "Management Agreement") with AMG Medical whereby AMG Medical will provide labor, office space, office related services and insurance to Can-Am for a term of five years. Under the Management Agreement, Can-Am will pay AMG Medical a fixed fee to cover the costs of office space, property taxes, heating, maintenance and insurance costs associated therewith, office expenses and telephone and computer equipment and access expenses (the "Fixed Fee"); a variable fee to cover the costs of salaries, overtime pay, bonuses and related compensation of employees providing services to Can-Am (the "Variable Fee"), and the costs of all direct expenses incurred by AMG Medical, including supply expenses, postage costs, printing costs, and other miscellaneous charges and expenses (the "Direct Expenses"). From February 1998 through February 1999, the Fixed Fee was $112,800. From February 1999 through February 2000 the Fixed Fee was $118,400. The Fixed Fee will increase by 5% annually and is subject to change in the event Can-Am requests AMG Medical to change the scope of services rendered for Can-Am. The Variable Fee is based on the actual salaries paid by AMG Medical to the AMG Medical employees providing services to Can-Am and the percentage of their time that such employees devote to providing services to Can-Am. For the calendar year 1999, Variable Fees and Direct Expenses payable to AMG Medical were $559,944 and $117,629, respectively. Robert Oringer's spouse did not receive compensation in connection with the Can-Am transaction.

                                 AUDIT MATTERS

    A representative of Arthur Andersen LLP, the Company's auditors, is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from shareholders.

                             SHAREHOLDER PROPOSALS

    Shareholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at the Company's Annual Meeting of Shareholders to be held in 2001 must submit the proposals in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than December 17, 2000 in order for the proposals to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such Annual Meeting in 2001.

    Any shareholder proposals intended to be presented at the Company's Annual Meeting of Shareholders to be held in 2001 must be received in writing by the Company no later than March 12, 2001, nor earlier than January 9, 2001, together with all supporting documentation required by the Company's Amended and Restated By-laws.

                               OTHER INFORMATION

    Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FOR THE YEAR ENDED DECEMBER 31, 1999 (THE "ANNUAL REPORT") SHALL BE PROVIDED WITHOUT CHARGE TO EACH PERSON SOLICITED HEREBY UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO:

                                 SELFCARE, INC.
                              200 PROSPECT STREET
                          WALTHAM, MASSACHUSETTS 02453
                            ATTENTION: DOUG GUARINO

    IN ADDITION, COPIES OF ANY EXHIBITS TO THE ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE TO SHAREHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANY AT THE ABOVE ADDRESS.

    The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                          By order of the Board of Directors

                                          Ron Zwanziger
                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

April 6, 2000

                                                                    Attachment A

                       INVERNESS MEDICAL TECHNOLOGY, INC.
                                    FORM OF
                        2000 STOCK OPTION AND GRANT PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN: DEFINITIONS

    The name of the plan is the Inverness Medical Technology, Inc. 2000 Stock Option and Grant Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Directors and other key persons of Inverness Medical Technology, Inc, (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

    The following terms shall be defined as set forth below:

    "ACT" means the Securities Exchange Act of 1934, as amended.

    "ADMINISTRATOR" means a committee of two or more Non-Employee Directors appointed by the Board to administer the Plan.

    "AWARD" or "AWARDS", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

    "BOARD" means the Board of Directors of the Company.

    "CAUSE" as such term relates to the termination of any person means the occurrence of one or more of the following: (i) such person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, (ii) such person engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Board in good faith in its sole discretion, (iii) any material act or omission by such person involving malfeasance or negligence in the performance of such person's duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of any such act or omission, (iv) failure by such person to comply in any material respect with the terms of his employment agreement, it any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which noncompetition agreement with the Company, if any, as determined by the Board in good faith in its sole discretion.

    "CHANGE OF CONTROL" is defined in Section 15.

    "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

    "DISABILITY" means an individual's inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual's mental or physical disability, as determined by the Administrator in good faith in its sole discretion.

    "DIVIDEND EQUIVALENT RIGHT" means Awards granted pursuant to Section 10.

    "EFFECTIVE DATE" means the date on which the Plan is approved by stockholders as set forth in Section 17.

    "FAIR MARKET VALUE" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the next preceding date on which Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Stock is traded or admitted to trading.

    "INCENTIVE STOCK OPTION" means any Stock Option designated and qualified as an incentive stock option" as defined in Section 422 of the Code.

    "NON-EMPLOYEE DIRECTOR" means any Director who is both a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Act, or any successor definition under said rule, and an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

    "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option

    "OPTION" or "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

    "PERFORMANCE SHARE AWARD" means Awards granted pursuant to Section 9.

    "RESTRICTED STOCK AWARD" means Awards granted pursuant to Section 7.

    "RETIREMENT" means the employee's termination of employment with the Company and its Subsidiaries after attainment of age 65 or attainment of age 55 and completion of 10 years of employment.

    "STOCK" means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 3.

    "STOCK APPRECIATION RIGHT" means any Award granted pursuant to Section 6.

    "SUBSIDIARY" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

    "UNRESTRICTED STOCK AWARD" means any Award granted pursuant to Section 8.

SECTION 2. ADMINISTRATION OF PLAN: AUTHORITY TO SELECT PARTICIPANTS AND
           DETERMINE AWARDS

    (a) POWERS OF ADMINISTRATOR. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

        (i) to select the officers, employees and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;

        (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

        (iii) to determine the number of shares of Stock to be covered by any Award;

        (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

        (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

        (vi) subject to the provisions of Section 5(a)(iii), to extend at any time the period in which Stock Options may be exercised;

        (vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

        (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

    All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan participants.

    (b) DELEGATION OF AUTHORITY TO GRANT AWARDS. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN MERGERS: SUBSTITUTION

    (a) STOCK ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 750,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 500,000 shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Upon the exercise of a Stock Appreciation Right settled in shares of Stock, the right to purchase an equal number of shares of Stock covered by a related Stock Option, if any, shall be deemed to have been surrendered and will no longer be exercisable, and said number of shares of Stock shall no longer be available under the Plan.

    (b) RECAPITALIZATIONS. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

    (c) MERGERS. Upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or 6ther property of an unrelated corporation or business entity or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options and Stock Appreciation Rights:
(i) provide that such Stock Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options and Stock Appreciation Rights will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or
(iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees equal to the difference between (A) the value (as determined by the Administrator) of the consideration payable per share of Stock pursuant to the business combination (the "Merger Price") times the number of shares of Stock subject to such outstanding Stock Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options and Stock Appreciation Rights in exchange for the termination of such Stock Options and Stock Appreciation Rights.

    (d) SUBSTITUTE AWARDS. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

SECTION 4. ELIGIBILITY

    Participants in the Plan will be such full or part-time officers, other employees, Directors and other key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Administrator, in its sole discretion.

SECTION 5. STOCK OPTIONS

    Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

    Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

    No Incentive Stock Option shall be granted under the Plan after       , 200
[(10 years from the date plan is approved by Board of Directors)].

    (a) TERMS AND CONDITIONS OF STOCK OPTIONS. The Administrator in its discretion may grant Stock Options subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

        (i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant in the case of Incentive

    Stock Options, or 85% of the Fair Market Value on the date of grant, in the case of Non-Qualified Stock Options. Notwithstanding the foregoing, with respect to Non-Qualified Stock Options which are granted in lieu of compensation, the exercise price per share shall not be less than 50% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

        (ii) GRANT OF DISCOUNT OPTIONS IN LIEU OF CASH BONUS. Upon the request of a participant and with the consent of the Administrator, such participant may elect each calendar year to receive a Non-Qualified Stock Option in lieu of any specified compensation to which he may become entitled during the following calendar year pursuant to any other plan or arrangement of the Company, but only if such participant makes an advance election to waive receipt of all or a portion of such compensation. Such election shall be made on or before the date set by the Administrator which date generally shall be no later than 15 days (or such shorter period permitted by the Administrator) preceding January 1 of the calendar year for which the compensation would otherwise be paid. A Non-Qualified Stock Option shall be granted to each employee who made such an election on the date the waived compensation would otherwise be paid. The exercise price per share shall be determined by the Administrator but shall not be less than 50% of the Fair Market Value of the Stock on the date the Stock Option is granted. The number of shares of Stock subject to the Stock Option shall be determined by dividing the amount of the waived compensation by the difference between the Fair Market Value of the Stock on the date the Stock Option is granted and the exercise price per Stock Option. The Stock Option shall be granted for whole number of shares so determined; the value of any fractional share shall be paid in cash.

        (iii) OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

        (iv) EXERCISABILITY: RIGHTS OF A STOCKHOLDER. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date; provided, however, that Stock Options granted in lieu of compensation shall be exercisable in full as of the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

        (v) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

           (A) In cash, by certified or bark check or other instrument acceptable to the Administrator;

           (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

           (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

        Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

        (vi) TERMINATION BY REASON OF DEATH. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of death shall become fully exercisable and may thereafter be exercised by the legal representative or legatee of the optionee, for a period of 12 months (or such longer period as the Administrator shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

        (vii)  TERMINATION BY REASON OF DISABILITY

           (A) Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of Disability shall become fully exercisable and may thereafter be exercised, for a period of 12 months (or such longer period as the Administrator shall specify at any time) from the date of such termination of employment (or business relationship), or until the expiration of the stated term of the Option, if earlier.

           (B) The Administrator shall have sole authority and discretion to determine whether a participant's employment (or business relationship) has been terminated by reason of Disability.

           (C) Except as otherwise provided by the Administrator at any time, the death of an optionee during the period provided in this
       Section 5(a)(vii) for the exercise of a Stock Option shall extend such period for 12 months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

        (viii)  TERMINATION BY REASON OF RETIREMENT.

           (A) Any Stock Option held by an optionee whose employment by (or business relationship with) the Company and its Subsidiaries is terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 12 months (or such other period as the Administrator shall specify at any time) from the date of such termination of employment (or business relationship), or until the expiration of the stated term of the Option, if earlier.

           (B) Except as otherwise provided by the Administrator at any time, the death of an optionee during a period provided in this
       Section 5(a)(viii) for the exercise of a Stock Option shall extend such period for 12 months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

        (ix) TERMINATION FOR CAUSE. If any optionee's employment by (or business relationship with) the Company and its Subsidiaries is terminated for Cause, any Stock Option held by such optionee, including any Stock Option that is immediately exercisable at the time of such termination, shall immediately terminate and be of no further force and effect; provided, however, that the Administrator may, in its sole discretion, provide that such Stock Option can be exercised for a period of up to 30 days from the date of termination of employment (or business relationship) or until the expiration of the stated term of the Option, if earlier.

        (x) OTHER TERMINATION. Unless otherwise determined by the Administrator, if an optionee's employment by (or business relationship with) the Company and its Subsidiaries terminates for any reason other than death, Disability, Retirement, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment (or business relationship), for three months (or such longer period as the Administrator shall specify at any time) from the date of termination of employment (or business relationship) or until the expiration of the stated term of the Option, if earlier.

        (xi) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with. respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

    (b) RELOAD OPTIONS. At the discretion of the Administrator, Options granted under Section 5(a) may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(v)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Administrator may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

    (c) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Administrator may provide in an option agreement evidencing a Non-Qualified Stock Option that the optionee may transfer, without consideration for the transfer, such Non-Qualified Stock Option to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable option agreement.

    (d) FORM OF SETTLEMENT. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provide in the Plan.

SECTION 6. STOCK APPRECIATION RIGHTS.

    (a) NATURE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price per Stock Appreciation Right set by the Administrator at the time of grant, which price shall not be less than 85% of the Fair Market Value of the Stock on the date of grant (or over the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

    (b) GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of thc grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

    A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

    (c) TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

        (i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

        (ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

        (iii) Stock Appreciation Rights granted in tandem with an Option shall be transferable only when and to the extent that the underlying Option would be transferable. Stock Appreciation Rights not granted in tandem with a Option shall not be transferable otherwise than by will or the laws of descent or distribution. All Stock Appreciation Rights shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

SECTION 7. RESTRICTED STOCK AWARDS

    (a) NATURE OF RESTRICTED STOCK AWARDS. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

    (b) RIGHTS AS A STOCKHOLDER. Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall indicate when the stock is vested as provided in Section 7(d) below.

    (c) RESTRICTIONS. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant's employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase from the participant or the participant's legal representative.

    (d) VESTING OF RESTRICTED STOCK. The Administrator at the time of grant shall specify the dates or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator at any time, a participant's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the participant's termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall either be forfeited or subject to the Company's right of repurchase as provided in Section 7(c) above.

    (e) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 8. UNRESTRICTED STOCK AWARDS.

    (a) GRANT OR SALE OF UNRESTRICTED STOCK. The Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award to any participant, pursuant to which such participant may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

    (b) ELECTIONS TO RECEIVE UNRESTRICTED STOCK IN LIEU OF COMPENSATION. Upon the request of a participant and with the consent of the Administrator, each participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Administrator, receive a portion of the cash compensation otherwise due to such participant in the form of shares of Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid) either currently or on a deferred basis.

    (e) RESTRICTIONS ON TRANSFERS. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9.  PERFORMANCE SHARE AWARDS

    (a) NATURE OF PERFORMANCE SHARE AWARDS. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

    (b) RESTRICTIONS ON TRANSFER. Performance Share Awards. and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered

    (c) RIGHTS AS A SHAREHOLDER. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Administrator).

    (d) TERMINATION. Except as may otherwise be provided by the Administrator at any time prior to termination of employment (or other business relationship), a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment (or business relationship) with the Company and its Subsidiaries for any reason.

    (e) ACCELERATION, WAIVER, ETC. At any time prior to the participant's termination of employment (or other business relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 10.  DIVIDEND EQUIVALENT RIGHTS

    (a) DIVIDEND EQUIVALENT RIGHTS. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend

Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant, as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

    (b) INTEREST EQUIVALENTS. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

SECTION 11.  TAX WITHHOLDING

    (a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfaction to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

    (b) PAYMENT IN STOCK. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12.  TRANSFER. LEAVE OF ABSENCE. ETC.

    For purposes of the Plan, the following events shall not be deemed a termination of employment:

    (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

    (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 13.  AMENDMENTS AND TERMINATION

    The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended

Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required by the Act to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.

SECTION 14.  STATUS OF PLAN

    With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15.  CHANGE OF CONTROL PROVISIONS

    Upon the occurrence of a Change of Control as defined in this Section 15:

    (a) Each outstanding Stock Option and Stock Appreciation Right shall automatically become fully exercisable notwithstanding any provision to the contrary herein.

    (b) Each Restricted Stock Award and Performance Share Award shall be subject to such terms, if any, with respect to a Change of Control as have been provided by the Administrator in connection with such Award.

    (c) "CHANGE OF CONTROL" shall mean the occurrence of any one of the following events:

        (i) any "PERSON," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing in excess of 50% of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

        (ii) persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

       (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 80% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or
    (C) any plan or proposal for the liquidation or dissolution of the Company.

    Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person in excess of 50% or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person in excess of 50% or more of the combined voting power of all then outstanding Voting Securities; PROVIDED, HOWEVER, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "CHANGE OF CONTROL" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 16.  GENERAL PROVISIONS

    (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

    No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

    (b) DELIVERY OF STOCK CERTIFICATES. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

    (c) OTHER COMPENSATION ARRANGEMENTS: NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 17.  EFFECTIVE DATE OF PLAN

    This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 18.  GOVERNING LAW

    This Plan shall be governed by Delaware law, except to the extent such law is preempted by federal law.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY STOCKHOLDERS:

                                 SELFCARE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

    The purpose of the Selfcare, Inc. Employee Stock Purchase Plan ("the Plan") is to provide eligible employees of Selfcare, Inc. (the "Company) and its subsidiaries with opportunities to purchase shares of the Company's common stock, $.001 par value (the "Common Stock"). Two hundred fifty thousand (250,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in accordance with that intent.

    1. ADMINISTRATION. The Plan will be administered by the Company's Board of Directors (the "Board") or by a committee appointed by the Board for such purpose (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

    2. OFFERINGS. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan ("Offerings"). Unless otherwise determined by the Board or the Committee, the initial Offering will begin on the effective date of the Company's first underwritten public offering and will end on December 31, 1996 (the "Initial Offering"). Thereafter, unless otherwise determined by the Board or the Committee, an Offering will begin on the first business day occurring on or after each January 1 and July 1, and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Board or the Committee may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed one year in duration or overlap any other offering.

    3. ELIGIBILITY. All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, except where prohibited by law, provided that as of the first day of the applicable Offering (the "Offering Date") they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week and have completed at least three (3) months of employment.

    4. PARTICIPATION. An employee eligible on any offering Date may participate in such Offering by submitting an enrollment form to his appropriate payroll location at least ten (10) business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will
(a) state a whole percentage to be deducted from his Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, his deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

    5. EMPLOYEE CONTRIBUTIONS. Each eligible employee may authorize payroll deductions at a minimum of two percent (2%) up to a maximum of ten percent (10%) of his Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

    6. DEDUCTION CHANGES. An employee may not increase his payroll deduction during any Offering. An employee generally may not decrease his payroll deduction during an Offering, but may terminate his payroll deduction for the remainder of the Offering, either with or without withdrawing from the Offering under Section 7. To terminate his payroll deduction without withdrawing from the Offering, an employee must submit written notice at least ten (10) business days (or such shorter period as shall be established) before the payroll date on which the change becomes effective. Subject to the requirements of Sections 4 and 5, an employee may either increase or decrease his payroll deduction with respect to the next Offering by filing a new enrollment form at least ten
(10) business days before the next Offering Date (or by such other deadline as shall be established for the Offering). An employee who has terminated his payroll deduction during an Offering must submit a new enrollment form in order to participate in a subsequent Offering.

    7. WITHDRAWAL. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his appropriate payroll location. The employee's withdrawal will be effective as of the next business day. Following an employee's withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with
Section 4.

    8. GRANT OF OPTIONS. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last day of such Offering (the "Exercise Date"), at the Option Price hereinafter provided for, a maximum of one thousand (1,000) shares of Common Stock reserved for the purpose of the Plan, or such other maximum number of shares as shall have been established by the Board or the Committee in advance of the Offering. The purchase price for each share purchased under such Option (the "Option Price") will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

    Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000.00 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentences is to comply with Section 423(b)(8) of the Code.

    9. EXERCISE OF OPTION AND PURCHASE OF SHARES. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan; provided that, with respect to the Initial Offering, the exercise of each Option shall be conditioned on the closing of the Company's initial public offering on or before the Exercise Date. Any amount remaining in an employee's account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee's account at the end of an Offering will be refunded to the employee promptly.

    10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, and any other person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.

    11.  DEFINITIONS.

    The term "Compensation" means the amount of gross base pay and commissions, prior to salary reduction pursuant to either Section 125 or 401(k) of the Code, but excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

    The term "Designated Subsidiary" means any present or future Subsidiary (as defined below) that is designated from time to time by the Board or the Committee to participate in the Plan. Subsidiaries may be so designated either before or after the Plan is approved by the stockholders.

    The term "Fair Market Value of the Common Stock" means (i) if the Common Stock is admitted to trading on a national securities exchange or the Nasdaq National Market, the closing price of the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the next preceding date for which a sale was reported, or (ii) if clause (i) does not apply but the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the highest bid and lowest asked prices of the Common Stock reported on NASDAQ for such date, or if no bid and asked prices were reported for such date, for the next preceding date for which such prices were reported; provided that, in the case of the initial Offering Date under the Plan, the term "Fair Market Value of the Common Stock" means the offering price to the public of the Common Stock on such date.

    The term "Parent" means a "parent corporation" with respect to the Company, as defined in Section 424 (c) of the Code.

    The term "Subsidiary" means a "subsidiary corporation" with respect to the Company, as defined in Section 424(f) of the Code.

    12. RIGHTS ON RETIREMENT, DEATH, OR OTHER TERMINATION OF EMPLOYMENT. If a participating employee's employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him or, in the case of his death, to his designated beneficiary as if he had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary.

    13. SPECIAL RULES. Notwithstanding anything herein to the contrary, the Board or the Committee may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Board or the Committee determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

    14. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

    15. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferrable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

    16. APPLICATION OF FUNDS. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

    17. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

    18. AMENDMENT OF THE PLAN. The Board or the Committee may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within twelve (12) months of such Board or Committee action, by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an "employee stock purchase plan" under
Section 423(h) of the Code.

    19. INSUFFICIENT SHARES. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

    20. TERMINATION OF THE PLAN. The Plan may be terminated at any time by the Board or the Committee. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

    21. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under the Plan is subject to all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

    The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

    22. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the company, or from any other proper source.

    23. TAX WITHHOLDING. Participation in the Plan is subject to any required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

    24. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

    25. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on the effective date of the Company's first underwritten public offering, subject to approval by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, which approval must occur within twelve (12) months of the adoption of the Plan by the Board.

                                SELFCARE, INC.
                             200 PROSPECT STREET
                        WALTHAM, MASSACHUSETTS 02453
      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 2000
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


1. ELECTION OF DIRECTORS:

   Robert M. Oringer, Willard L. Umphrey, Ron Zwanziger

   / / FOR ALL NOMINEES            / / WITHHOLD             / / FOR ALL EXCEPT

   If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. Approval and adoption of an amendment to the Amended and Restated Certificate of Incorporation for the purpose of changing the name of the Company from Selfcare, Inc. to Inverness Medical Technology, Inc. (the "Name Change Proposal").

          / / FOR               / / AGAINST                / / ABSTAIN

3. Authorization and approval of the increase of the number of shares available for purchase by eligible employees of the Company under the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") from 250,000 shares of Common Stock to 850,000 shares of Common Stock (the "Increase in Shares under Stock Purchase Plan Proposal").

          / / FOR               / / AGAINST                / / ABSTAIN

4. Approval and adoption of a 2000 Stock Option and Grant Plan (the "2000 Option Plan") under which the Board of Directors, or a committee appointed by the Board of Directors, would have the ability to grant stock options, stock appreciation rights, and stock awards with respect to 750,000 shares of Common Stock (the "2000 Option Plan Proposal").

          / / FOR               / / AGAINST                / / ABSTAIN


   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

   Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:                  , 2000



-------------------------------------------------
Signature

-------------------------------------------------
Signature if held jointly



Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

   The understood hereby appoints RON ZWANZIGER and KENNETH D. LEGG, Ph.D., and each of them acting singly, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Selfcare, Inc. to be held on May 9, 2000, at 12:30 P.M. at the offices of Foley Hoag & Eliot LLP, One Post Office Square, Boston, MA 02109, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the matters set forth on the reverse side.

   THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

   Please vote, date and sign on reverse side and return promptly in the enclosed envelope.